UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2012

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151	31-0595760
(Commission File	(I.R.S. Employer
Number)	Identification No.)

1221 Broadway, Oakland, California	94612-1888
(Address of principal executive offices)	(Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On September 10, 2012, The Clorox Company (the “Company”) executed an underwriting agreement in connection with the sale of $600 million aggregate principal amount of its 3.05% senior notes due September 15, 2022, in an underwritten registered public offering (the “Underwriting Agreement”). The offering is expected to close on September 13, 2012, subject to customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. A copy of the form of Fourth Supplemental Indenture, to be dated as of September 13, 2012, between the Company and Wells Fargo Bank, National Association, as trustee, with respect to the notes is attached as Exhibit 4.1. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the validity of the notes to be issued in this offering is attached as Exhibit 5.1. A copy of the Company’s Computation of Ratio of Earnings to Fixed Charges is attached as Exhibit 12.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement dated as of September 10, 2012
4.1	Form of Fourth Supplemental Indenture, to be dated as of September 13, 2012, between the Company and Wells Fargo Bank, National Association, as trustee
5.1	Opinion of Morgan, Lewis & Bockius LLP
12.1	Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: September 11, 2012	By:	/s/Laura Stein
Name: Laura Stein
Title: Senior Vice President – General Counsel

INDEX TO EXHIBITS

Exhibit	Description
1.1	Underwriting Agreement dated as of September 10, 2012
4.1	Form of Fourth Supplemental Indenture, to be dated as of September 13, 2012, between the Company and Wells Fargo Bank, National Association, as trustee
5.1	Opinion of Morgan, Lewis & Bockius LLP
12.1	Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries